Exhibit 10.18.3

(Translation)

TMB Bank Public Company Limited

[ ] Head office
[ / ] Simummuang Market- Rangsit Branch

Memorandum of Agreement

Date: August 8, 2008

Whereas Fabrinet Co., Ltd., with office located at No. 294 Moo 8, Vibhavadee Rangsit Road, Tambol Kukot, Amphur Lamlukka, Pathumthani province, registration No.0105542073726 (formerly 1158/2542) (hereinafter referred to as “Fabrinet Co., Ltd.”) and Fabrinet, with office located at Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands, British West Indies (hereinafter referred to as “Fabrinet”) (hereinafter together referred “Fabrinet Co., Ltd.” and “Fabrinet” to as “Borrower”) has received the loan in the amount of US$ 6,000,000 (Six Million Only) from TMB Bank Public Company Limited (hereinafter referred to as the “Bank”) pursuant to Loan agreement dated 4 March 2004, Memorandum dated 4 March 2004, Memorandum of agreement dated 4 March 2004 and Supplemental Memorandum (2nd) dated 14 December 2007 (hereinafter together referred to as “Loan agreement”)

The Borrower wishes to provide additionally adjusting in some conditions and confirmations of the Loan agreements. The Borrower and Bank therefore execute this Memorandum as follows:

1. This is to cancel all of the contents in Clause 5 in regard to Memorandum of the Loan agreement dated 4 March 2004 and then proceed with this content instead.

“5. Fabrinet shall maintain the overall financial ratios at the end of December and June of each year throughout the period of extending credit by the Bank as follows:

5.1 Fabrinet shall maintain the debt service coverage ratio (DSCR) at not lower than 2.50. The DSCR is calculated as follows:

Earnings before interest and depreciation and amortization + Cash on Hand – Short-term Debt

Current portion of Long-term Debt + Interest Expenses

5.2 Fabrinet shall maintain its Debt to Equity Ratio (D/E Ratio) at no more than 2.00. The D/E ratio is calculated as follows:

Total Liabilities including contingent liabilities

Shareholder’s and equity - Intangible asset - Related party receivable - Investment

2. This is to cancel all of the contents in Clause 13 in regard to Memorandum of the Loan agreement dated 4 March 2004 and then proceed with this content instead.

“13. Fabrinet shall maintain its Debt Service Coverage Ratio (DSCR) after payment of dividend at not lower than 2.50, using the calculation basis under Clause 5.1”

3. The Borrower accept that all collateral such as pledge, mortgage, guarantee or any other collateral provided under the Loan agreement are still the collateral under this memorandum.

4. If the Borrower is in default or fails to comply with the Loan agreement and/or this memorandum, the Borrower shall be deemed to be in default of this memorandum and Loan agreement. The Bank can charge interest at the default rate per the Loan agreement. Additionally, the Bank still maintains its right to enforce the Borrower the Loan agreement.

5. The Borrower and the Bank apparently agree that concluding this memorandum does not mean to be converting the loan and is to be treated this memorandum as part of the Loan agreement. Words or contents in this memorandum have to be the same meaning as meaning in Loan agreement except for that this memorandum defines in other meanings.

If terms and conditions are not mentioned clearly in this memorandum, the loan agreement will be applied.

In Witness Whereof, the Borrower has thoroughly read and understood the contents above, and has therefore signed (with seal affixed) in the presence of witnesses on the date written above.

Fabrinet Co., Ltd.

(Seal)

Signed        -Signature-        Company

(Mr. Soon Kaewchansilp)

Authorized Director of the Company

FABRINET

Signed        -Signature-        Company

(Mr. David Thomas Mitchell, President & CEO)

Authorized Director of the Company

Signed        -Signature- and seal        Bank

TMB BANK PUBLIC COMPANY LIMITED

(Mrs. Jitchanok Danwangdem) (Mr. Surachai Tangmunanuntakul)

Signed        -Signature-        Witness

(Mrs. Nongluck Youngpituck)

Signed        -Signature-        Witness

(Mr. Supat Masnithat)